Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Employee Stock Purchase Plan of Volcano Corporation of our reports dated March 13, 2008, with respect to the consolidated financial statements of Volcano Corporation, and the effectiveness of internal control over financial reporting of Volcano Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Sacramento, California
March 13, 2008